Exhibit 10.1

EXHIBIT A1

COMMITMENTS

Bank	Maximum Amount

Bank of America, N. A.	$110,000,000
KeyBank National Association	$85,000,000
National City Bank	$85,000,000
Wachovia Bank National Association	$60,000,000
U.S. Bank National Association	$50,000,000
Fifth Third Bank	$50,000,000
Manufacturers and Traders Trust Company	$50,000,000
The Huntington National Bank	$50,000,000
RBS Citizens, National Association, successor by merger to Charter One Bank, N.A.	$50,000,000
Bank of Montreal	$35,000,000
Bank of New York	$35,000,000
Calyon New York Branch	$35,000,000
Comerica Bank	$30,000,000
First Merit Bank	$25,000,000

TOTAL	$750,000,000

[1]	Revised as of December 20, 2007 and further revised as of January 31, 2008